Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FXCM HOLDINGS, LLC", CHANGING ITS NAME FROM "FXCM HOLDINGS, LLC" TO "GLOBAL BROKERAGE HOLDINGS, LLC", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2017, AT 12:14 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4065381 8100
SR# 20171388716

Authentication: 202126388
Date: 03-02-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:14 PM 02/28/2017
FILED 12:14 PM 02/28/2017
SR 20171388716 - File Number 4065381

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: FXCM Holdings, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The FIRST article of the Certificate of Formation is amended and restated to read as follows: "The name of the limited liability company formed hereby is: Global Brokerage Holdings, LLC"

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of February, A.D. 2017.

By: [signature]
Authorized Person(s)

Name: Drew Niv, CEO
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